SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                       Securities and Exchange Act of 1934
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                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


                         Virginia                        54-0493875
                 (State of incorporation              (I.R.S. employer
                     or organization)                identification no.)

                    9950 Mayland Drive                      23230
                    Richmond, Virginia                   (Zip code)
         (Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

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        Securities to be registered pursuant to Section 12(b) of the Act:

                                                                             Name of each exchange
                   Title of each class                                        on which each class
                     to be registered                                         is to be registered
               Circuit City Stores, Inc. --                                 New York Stock Exchange
             Circuit City Group Common Stock,                            (when issued and regular way)
                 par value $.50 per share

               Circuit City Stores, Inc. --                                 New York Stock Exchange
                CarMax Group Common Stock,                               (when issued and regular way)
                 par value $.50 per share

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)




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Item 1.           Description of Registrant's Securities to be Registered.

         Reference is made to the information set forth under "Proposal 1 -- The CarMax Stock Proposal -- Description of Circuit City Stock and CarMax Stock," "-- Inter-Group Interest," "-- Restated Rights Agreement" and "-- Anti-takeover Considerations" in the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on December 23, 1996 (the "Proxy Statement"). A copy of such information is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2.           Exhibits.

   1. Information set forth under "Proposal 1 -- The CarMax Stock Proposal -- Description of Circuit City Stock and CarMax Stock," "-- Inter-Group Interest," "-- Restated Rights Agreement" and "-- Anti-takeover Considerations" in the Proxy Statement.

   2. Registrant's Amended and Restated Articles of Incorporation, effective July 10, 1996.

   3. Form of Registrant's Amendments to Amended and Restated Articles of Incorporation, to be filed with the Virginia State Corporation Commission prior to the issuance of the Securities.

   4. Form of Certificate of Circuit City Stores, Inc. -- Circuit City Group Common Stock, par value $.50 per share.

   5. Form of Certificate of Circuit City Stores, Inc. -- CarMax Group Common Stock, par value $.50 per share.

   6.        Registrant's Bylaws, as Amended and Restated June 18, 1996.

   7. Form of Amended and Restated Rights Agreement between Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, with forms of Rights Certificates attached, as proposed to be amended and restated prior to the issuance of the Securities.



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



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

January 2, 1997


                                             CIRCUIT CITY STORES, INC.



                                             By: /s/ Philip J. Dunn
                                             ---------------------------------
                                                 Philip J. Dunn, Vice President
                                                 and Treasurer

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



                                INDEX TO EXHIBITS

Exhibit No.

*  1.        Information set forth under "Proposal 1 -- The CarMax Stock
             Proposal -- Description of Circuit City Stock and CarMax Stock,"
             "-- Inter-Group Interest," "-- Restated Rights Agreement" and "--
             Anti-takeover Considerations" in the Proxy Statement.

   2. Registrant's Amended and Restated Articles of Incorporation, effective July 10, 1996, filed as Exhibit 3(i) to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767), are incorporated herein by reference.

   3. Form of Amendments to Registrant's Amended and Restated Articles of Incorporation, to be filed with the Virginia State Corporation Commission prior to the issuance of the Securities and filed as Annex II to the Proxy Statement, is incorporated herein by reference.

*  4.        Form of Certificate of Circuit City Stores, Inc. -- Circuit City
             Group Common Stock, par value $.50 per share.

*  5.        Form of Certificate of Circuit City Stores, Inc. -- CarMax Group
             Common Stock, par value $.50 per share.

   6. Registrant's Bylaws, as Amended and Restated June 18, 1996, filed as Exhibit 3(ii) to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767), are incorporated herein by reference.


*  7.        Form of Amended and Restated Rights Agreement between Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, with forms of
             Rights Certificates attached, as proposed to be amended and restated prior to the issuance of the Securities.

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*  Filed herewith.



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